                                                                    EXHIBIT 4.11


                                                                  EXECUTION COPY






                     ---------------------------------------


                                U.S. $250,000,000
                       364-DAY SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                             Dated as of May 1, 2002

                                      among

                         THE PEPSI BOTTLING GROUP, INC.

                               BOTTLING GROUP, LLC

                            THE LENDERS NAMED HEREIN

                              JPMORGAN CHASE BANK,
                                    as Agent,


                       BANC OF AMERICA SECURITIES LLC and
                          J.P. MORGAN SECURITIES INC.,
                            as Co-Lead Arrangers and
                               Joint Book Managers

                                       and

                            BANK OF AMERICA, N.A. and
                                 CITIBANK, N.A.,
                            as Co-Syndication Agents



                     ---------------------------------------

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 1, 2002 (the "AGREEMENT") among THE PEPSI BOTTLING GROUP, INC., a Delaware corporation (the "COMPANY"), BOTTLING GROUP, LLC, a Delaware limited liability company (the "GUARANTOR"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, and JPMORGAN CHASE BANK, as Agent (in such capacity, the "AGENT") for the Lenders.

          The Company, certain banks and the Agent are parties to a Credit Agreement dated as of May 3, 2000 (as amended and restated as of May 2, 2001, and as heretofore amended, modified and in effect on the date hereof, the "EXISTING CREDIT AGREEMENT") providing for the making of loans by such banks to the Company in an aggregate principal amount at any one time outstanding not exceeding $250,000,000 (or as increased pursuant to the terms of the Existing Credit Agreement).

          The parties hereto wish to amend the Existing Credit Agreement to, among other things, extend the Termination Date by 364 days and to restate the Existing Credit Agreement to read in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is incorporated herein by this reference) as so amended. The parties hereto agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meanings given them in the Existing Credit Agreement.

          Section 2. AMENDMENTS. The Existing Credit Agreement is hereby amended, effective as of the Restatement Date (as defined in Section 4 hereof), as follows, and as so amended is restated in its entirety effective on the Restatement Date:

                    (a) GENERAL. Each reference to this "Agreement" and words of similar import in the Existing Credit Agreement as amended and restated hereby shall be deemed to be a reference to the Existing Credit Agreement as amended and restated hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

                    (b) TERMINATION DATE. The definition of "Termination Date" set forth in Section 1.01 of the Existing Credit Agreement is amended in its entirety to read as follows:

                    "TERMINATION DATE" means April 30, 2003 or, if earlier, the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01 or, in the case of any Lender whose Commitment is extended pursuant to Section 2.06(c), the date to which such Commitment is extended; PROVIDED in each case that if any such date is not a Business Day, the relevant Termination Date of such Lender shall be the immediately preceding Business Day.

          Section 3. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Guarantor (each, a "LOAN PARTY") represents and warrants that (i) each of the representations and warranties of such Loan Party contained in Section 4.01 of the Existing Credit Agreement, after giving effect to the amendment and restatement contemplated hereby, is true and correct on and as of the Restatement Date with the same force and effect as if made on and as of the Restatement Date, and as if each reference in Section 4.01(e) to "December 25, 1999" referred to "December 29, 2001", and (ii) no Default or Event of Default has occurred and is continuing on and as of the Restatement Date. The Company agrees that if any representation and warranty contained in this Section 3 shall prove to have been incorrect in any material respect when made, it shall be deemed to be an Event of Default under Section 6.01(b) of the Existing Credit Agreement as amended and restated hereby.

          Section 4. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective on the date (the "RESTATEMENT DATE") on which the Agent notifies the Company that the following conditions have been satisfied:

                    (i) EXECUTION BY ALL PARTIES. This Agreement shall have been executed and delivered by each of the Company, the Guarantor, the Agent and the Initial Lenders.

                    (ii) DOCUMENTS. The Agent shall have received the following documents, each of which shall be dated the Restatement Date and shall otherwise be satisfactory to the Agent in form and substance:

                    (a) Certified copies of the resolutions of the Board of Directors of the Company and of the Guarantor approving this Agreement and the Existing Credit Agreement as amended and restated hereby, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Existing Credit Agreement as amended and restated hereby.

                    (b) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

                    (c) A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign this Agreement and the other documents to be delivered hereunder.

                    (d) An opinion of Pamela McGuire, General Counsel of each of the Company and the Guarantor, substantially in the form of Exhibit C to the Existing Credit Agreement (with such necessary changes to reflect the amendment and restatement contemplated hereby) and as to such other matters as any Initial Lender through the Agent may reasonably request.

                    (e) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Agent.

                    (f) The Agent shall have received such other approvals, opinions or documents as any Initial Lender through the Agent may reasonably request.

          Section 5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 6. EXPENSES. Without limiting its obligations under Section
8.04 of the Existing Credit Agreement, the Company agrees to pay all reasonable out-of-pocket expenses incurred by the Agent, Bank of America, N.A. and each of their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the preparation, execution and delivery of this Agreement.

          Section 7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                THE PEPSI BOTTLING GROUP, INC.,
                                as Borrower


                                By:  /s/ Nicholas J. D'alessandro
                                     ----------------------------
                                    Name:  Nicholas J. D'Alessandro
                                    Title: Vice President and Treasurer


                                BOTTLING GROUP, LLC,
                                as Guarantor


                                By: /s/ Nicholas J. D'alessandro
                                    ----------------------------
                                    Name:  Nicholas J. D'Alessandro
                                    Title: Managing Director-Delegatee


                                JPMORGAN CHASE BANK,
                                as Agent


                                By: /s/ B.B. Wuthrich
                                    -----------------
                                    Name:  B.B. Wuthrich
                                    Title: Vice President

COMMITMENT                                      INITIAL LENDERS
----------                                      ---------------

$30,000,000                                     JPMORGAN CHASE BANK


                                                By: /s/ B.B. Wuthrich
                                                    -----------------
                                                     Name:  B.B. Wuthrich
                                                     Title: Vice President

$30,000,000                                     CITIBANK, N.A.


                                                   By: /s/ Sandy Salgado
                                                       -----------------
                                                   Name:  Sandy Salgado
                                                   Title: Vice President,
                                                          Senior Banker

$30,000,000                                     BANK OF AMERICA, N.A.


                                                By:  /s/ David L. Catherall
                                                    -----------------------
                                                     Name:  David L. Catherall
                                                     Title: Vice President

$30,000,000                                     DEUTSCHE BANK AG, NEW YORK
                                                AND/OR CAYMAN ISLANDS BRANCH


                                                By:  /s/ William W. Mcginty
                                                    -----------------------
                                                     Name:  William W. McGinty
                                                     Title: Director

                                                By: /s/ Thomas A. Foley
                                                    -------------------
                                                     Name:  Thomas A. Foley
                                                     Title: Vice President

$25,000,000                                     CREDIT SUISSE FIRST BOSTON,
                                                Cayman Island Branch

                                                By: /s/ David W. Kratovil
                                                    ---------------------
                                                     Name:  David W. Kratovil
                                                     Title: Director


                                                By: /s/ James P. Moran
                                                    ------------------
                                                     Name:  James P. Moran
                                                     Title: Director

$20,000,000                                     THE NORTHERN TRUST COMPANY


                                                By:  /s/ Eric Strickland
                                                     -------------------
                                                     Name:  Eric Strickland
                                                     Title: Vice President

$20,000,000                                     LEHMAN COMMERCIAL PAPER INC.


                                                By: /s/ Francis J. Chang
                                                    --------------------
                                                     Name:  Francis J. Chang
                                                     Title: Vice President

$15,000,000                                     ROYAL BANK OF CANADA


                                                By: /s/ Ritta Y. Lee
                                                    ----------------
                                                     Name:  Ritta Y. Lee
                                                     Title: Senior Manager

$12,500,000                                     BANCO BILBAO VIZCAYA


                                                By:  /s/ John Martini
                                                     ----------------
                                                     Name:  John Martini
                                                     Title: Vice President

                                                By: /s/ Erich Michel
                                                   -----------------
                                                   Name:  Erich Michel
                                                   Title: Vice President

$12,500,000                                     THE BANK OF NEW YORK


                                                By: /s/ Joanna S. Bellocq
                                                    ---------------------
                                                     Name:  Joanna S. Bellocq
                                                     Title: Vice President

$12,500,000                                     FLEET NATIONAL BANK


                                                By: /s/ Renata Salgado
                                                    ------------------
                                                     Name:  Renata Salgado
                                                     Title: Vice President

$12,500,000                                     STATE STREET BANK AND
                                                TRUST COMPANY


                                                By:  /s/ Juan G. Sierra
                                                    -------------------
                                                     Name:  Juan G. Sierra
                                                     Title: Assistant Vice
                                                            President

----------------------------------
$250,000,000  - Total of the Commitments